Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-208310, 333-200798, 333-185065, 333-171954, 333-150268) of our report dated September 8, 2016, relating to the consolidated financial statements of EnSync, Inc., which appears in the Annual Report on Form 10-K of EnSync, Inc. for the year ended June 30, 2016.

/s/ Baker Tilly Virchow Krause, LLP

Milwaukee, Wisconsin

November 16, 2016